Exhibit 99.1

   BRIGHAM EXPLORATION DELAYS FILING ANNUAL REPORT ON FORM 10-K FOR YEAR ENDED
                                DECEMBER 31, 2004

    AUSTIN, Texas, March 17 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) today announced that it was unable to file its Annual Report on Form 10-K for the year ended December 31, 2004 by March 16, 2005, because it will revise its current methodology for calculating depletion expense for its proved oil and natural gas properties. Brigham learned of the need to evaluate the potential change in its methodology late in the afternoon on March 15, 2005, after discussions with its independent auditor. Brigham has used its current methodology to calculate its depletion expense dating back prior to its initial public offering in May 1997. In reviewing the proposed change, Brigham has determined that a revision in its methodology will result in a decrease in depletion expense for both the fourth quarter and fiscal year 2004. Accordingly, this decrease will result in an upward revision to Brigham's earnings for both the fourth quarter and fiscal year 2004, from what was previously reported on March 3, 2005.

    Brigham is still assessing the impact that a revision in its methodology will have on its previously issued financial statements. As a result of Brigham's ongoing evaluation, it was unable, without unreasonable effort and expense, to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 by March 16, 2005. Upon completion of this assessment, Brigham intends to restate its previously issued financial statements for fiscal 2003 and fiscal 2002 and the affected interim financial statements.

    As a result of this revision, Brigham expects that it will report in its Annual Report on Form 10-K a material weakness in the internal control over financial reporting related to the calculation of depletion expense for its proved oil and natural gas properties. A discussion of internal control over financial reporting will be included in Brigham's 2004 Annual Report on Form 10-K.

    Brigham expects to file with the SEC a Form 12b-25, stating that it will require additional time to complete its evaluation and file its 2004 Annual Report on Form 10-K. Brigham is working diligently to finalize its assessment and will file its Annual Report on Form 10-K for the year ended December 31, 2004 as soon as possible.

    About Brigham Exploration

    Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

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    Forward Looking Statement Disclosure

    Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

     Contact:  John Turner, Manager of Finance & Investor Relations
               (512) 427-3300

SOURCE  Brigham Exploration Company
    -0-                             03/17/2005
    /CONTACT: John Turner, Manager of Finance & Investor Relations of Brigham Exploration Company, +1-512-427-3300/
    /Web site:  http://www.bexp3d.com /